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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Registration Statements listed below of Digex, Incorporated, of our report dated January 30, 2001, except for the second, fifth, sixth, and seventh paragraphs of Note 14 and the first paragraph of Note 15, as to which the date is March 2, 2001, with respect to the consolidated financial statements and schedule of Digex, Incorporated, included in this Annual Report (Form 10-K) of Digex, Incorporated for the year ended December 31, 2001.

      . (Form S-8 No. 333-84025) pertaining to the registration of 9,000,000 shares of Digex's Class A Common Stock reserved for the Digex Incorporated Long Term Incentive Plan.

      . (Form S-8 No. 333-34506) pertaining to the registration of 650,000 shares of Digex's Class A Common Stock reserved for the Intermedia Communications Inc. 401 (k) plan

      . (Form S-8 No. 333-39098) pertaining to the registration of 6,000,000 shares of Digex's Class A Common Stock reserved for the Digex Incorporated Long Term Incentive Plan.

      .     (Form S-8 No. 333-40240) pertaining to the Digex Incorporated 401(k)
            Plan.


                                        /s/  ERNST & YOUNG LLP

McLean, Virginia
March 28, 2002